Exhibit 99.9

PRELIMINARY COPIES

PROXY CARD

CleanTech Acquisition Corp.

207 West 25th Floor, 9th Floor

New York, NY 10001

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CLEANTECH ACQUISITION CORP.

The undersigned hereby appoints Eli Spiro and Richard Fitzgerald as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of CleanTech Acquisition Corp. (“CLAQ”) held of record by the undersigned on [●], 2022, at the Special Meeting of Stockholders (“Special Meeting of Stockholders”) to be held at [●] a.m. Eastern Time on [●], 2022, or any postponement or adjournment thereof. Due to the public health concerns relating to the COVID-19 pandemic, after careful consideration, CLAQ has determined that the Special Meeting of Stockholders will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation while safeguarding the health and safety of CLAQ’s stockholders, board of directors and management. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such stock shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting of Stockholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Special Meeting of Stockholders.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 9 BELOW. THE CLAQ’s BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal No. 1 — Business Combination Proposal — to consider and vote upon a proposal to approve the transactions contemplated under the Merger Agreement, dated as of December 16, 2021, as amended on January 30 and June 6, 2022 (the “Merger Agreement”), by and among CleanTech, CleanTech Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of CleanTech (“Merger Sub”) and Nauticus Robotics, Inc., a Texas corporation (“Nauticus” or “Nauticus Robotics”), (the “Business Combination”), a copy of which is attached to the proxy statement/prospectus as Annex A. The Business Combination Proposal is conditioned on the approval of each of the, the Charter Approval Proposal, the Bylaws Proposal, the Directors Proposal, the Stock Plan Proposal, the Nasdaq Merger Proposal and the Nasdaq PIPE Proposal. Therefore, if any of the aforementioned proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of CLAQ’s common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal No. 2 — Charter Approval Proposal — to consider and vote upon a proposal to approve the Second Amended and Restated Certificate of Incorporation of CleanTech, a copy of which is attached to the proxy statement/prospectus as Annex B (the “Amended Charter”) to, among other things, change CleanTech’s name to “Nauticus Robotics, Inc.,” to be effective upon the consummation of the Business Combination. The Charter Approval Proposal is dependent on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Charter Approval Proposal will have no effect, even if approved by holders of CLAQ’s common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal No. 3 — Bylaws Proposal — to consider and vote upon a proposal to approve the Amended and Restated Bylaws of CleanTech, a copy of which is attached to the proxy statement/prospectus as Annex C (the “Amended Bylaws”) to, among other things, to be effective upon the consummation of the Business Combination. The Bylaws Proposal is dependent on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Bylaws Proposal will have no effect, even if approved by holders of CLAQ’s common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal No. 4 — Governance Proposals — to approve and adopt, on a non-binding advisory basis, certain differences, in the governance provisions set forth in the Amended Charter, as compared to the company’s current charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as five (5) separate sub-proposals. The Governance Proposals are dependent on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Governance Proposals will have no effect, even if approved by holders of CLAQ’s common stock.

Proposal 4A — Change in Authorized Shares — to increase the authorized number of shares to [●] shares, consisting of [●] shares of common stock and [●] shares of preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4B — Classified Board — to divide the board into three classes with only one class of directors being elected each year and each class (except for those directors appointed prior to the first annual meeting of stockholders) serving a three-year term.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4C — Removal of Directors — to include a provision the board or any director of the board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the company entitled to vote at an election of directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4D — Required Stockholder Vote to Amend Certain Sections of the Amended Charter — to provide that in addition to any vote required by applicable law, the approval by affirmative vote of the holders of at least two-thirds (66 and 2/3%) in voting power of the then outstanding shares of the company generally entitled to vote thereon, voting together as a single class, is required to make any amendment to Part B of Article IV, Article V, Article VI, Article VII, Article VIII, and this Article IX of the Amended Charter.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4E — Required Stockholder Vote to Amend the Amended and Restated Bylaws — to provide that the Amended and Restated Bylaws may be amended by either (i) the directors of the board, who are expressly authorized to adopt, amend, or repeal the Amended and Restated Bylaws, or (ii) the stockholders of the company, who may vote for the adoption, amendment or repeal of the Amended and Restated Bylaws of the company with the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the company entitled to vote generally in an election of directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal No. 5 — Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, the persons named below be elected to serve on the board until their respective successors are duly elected and qualified. The Directors Proposal is dependent on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Directors Proposal will have no effect, even if approved by holders of CLAQ’s common stock.

☐ FOR	☐ WITHHOLD

Name of Director	Class of Directorship
Nicolaus Radford	Class III
Eli Spiro	Class II
Mark Mey	Class III
Lisa Porter	Class II
Jim Bellingham	Class I
Adam Sharkawy	Class I
Joseph W. Dyer	Class II
John W. Gibson, Jr.	Class II

(6)	Proposal No. 6 — Stock Plan Proposal — to consider and vote upon a proposal to approve the Nauticus Robotics, Inc. 2022 Incentive Award Plan (the “Incentive Award Plan”), a copy of which is to be attached to the proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination. The Stock Plan Proposal is dependent on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Stock Plan Proposal will have no effect, even if approved by holders of CLAQ’s common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal 7 — Nasdaq Merger Proposal — to consider and vote upon a proposal to approve for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding shares of common stock and the resulting change in control in connection with the Business Combination. The Nasdaq Merger Proposal is dependent on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Nasdaq Merger Proposal will have no effect, even if approved by holders of CLAQ’s common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal 8 — Nasdaq PIPE Proposal — to consider and vote upon a proposal to approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance or potential issuance of more than 20% of the common stock in connection with the PIPE Investment in connection with the Business Combination. The Nasdaq PIPE Proposal is dependent on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Nasdaq PIPE Proposal will have no effect, even if approved by holders of CLAQ’s common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	Proposal 9 — Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event the company does not receive the requisite stockholder vote to approve the proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

STOCKHOLDER’S SIGNATURE

Signature of Shareholder	Date
Address

Signature of Shareholder	Date
Address

Note: Please sign exactly as your name or names appear on this proxy. When common stock is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!